Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.  CONFIDENTIAL PORTIONS OF
THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

MIDWEST ENERGY, INC.

Natural Gas Service Agreement

This Agreement is made this tenth day of September, 2003 between Midwest Energy, Inc., a Kansas Corporation, (Midwest), and Western Plains Energy, LLC, (Western Plains).

1.               Unless otherwise noted herein, Midwest will provide distribution transportation service to Western Plains under the terms and conditions of Midwest’s Distribution Transportation Service Rate Schedule and Distribution Transportation General Terms and Conditions filed with the Kansas Corporation Commission.

2.               Midwest will install, own and maintain a gas main extending from an interconnection with the Kinder Morgan Interstate Gas Transmission (KMIGT) pipeline to a mutually agreed upon site on Western Plains’ property in Gove County, Kansas.

3.               Western Plains will be responsible for all costs associated with the installation of the tap from the KMIGT pipeline including both the tap and metering facilities.  Midwest shall assume ownership and operational responsibility of the KMIGT tap upon commencement of service through said tap and metering facilities.  Midwest shall also act as point operator for volume allocation purposes as required by KMIGT.

4.               Western Plains agrees not to bypass Midwest’s local gas distribution system by taking service directly from any interstate pipeline system during the term of this agreement.

5.               In consideration of Western Plains’ agreement not to bypass Midwest’s system, the distribution rates applicable to this account will be:

Monthly Fixed Charge:	***
Step 1: First *** MMBTU/month:	*** per MMBTU
Step 2: Over *** MMBTU/month:	*** per MMBTU

6.               Midwest will not add any distribution line losses to volumes metered at the KMIGT tap.

7.               This contract shall remain effective through December 21, 2013.  The rates established above will remain in effect at least through December 31, 2008.  Beginning January 1, 2009, the rates are subject to change based on Midwest’s completion of a general rate increase or decrease for distribution service to its Kansas Corporation Commission (KCC) jurisdictional customers.  At any time after the initial period for the duration of this contract, Midwest will increase or decrease the monthly fixed charge and the volumetric charges by a percentage equal to the average increase or decrease in distribution rates approved by the KCC.  The change will be effective at the time any general increase or decrease granted by the KCC is effective.

8.               Western Plains will provide Midwest with an irrevocable Bank Letter of Credit.  Until December 31, 2004, the required credit amount shall be not less than *** dollars ($***).  From January 1, 2005, through December 31, 2005, the credit amount shall be not less than *** dollars ($***).  From January 1, 2006 through December 31, 2006, the amount shall be not less than *** dollars ($***).  If in Midwest’s opinion the financial condition of Western Plains is such that risk to Midwest is minimal, Midwest, in its sole discretion, may cancel the Letter of Credit requirements.

9.               This Agreement shall become effective upon use of the gas main by Western Plains, but not later than January 1, 2004.

10.         The terms of this Agreement shall remain confidential between the parties during its term.

MIDWEST ENERGY, INC.		WESTERN PLAINS ENERGY, L.L.C.

/s/	Pat Parke	/s/	Jeff Torluemke
Patrick Parke, Vice President of Marketing and Rates		Jeff Torluemke, CEO of the Board